UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMPUTER TECH SERVICES, INC.
(Name of small business issuer in its charter)

Nevada	7399	20-3326769
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16110 East Fairview Street
Gilbert, Arizona 85297
(480) 459-9540
(Address and telephone number of principal executive offices)

16110 East Fairview Street
Gilbert, Arizona 85297
(480) 459-9540
(Address of principal place of business or intended principal place of business)

Savoy Financial Group, Inc.
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702)248-1027
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
2549B Eastbluff Dr. #437
Newport Beach, CA 92660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]_________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [ X ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$26,000.00	$0.05	$26,000.00	$2.09

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

Prospectus

COMPUTER TECH SERVICES, INC.

520,000 Shares of Common Stock

Computer Tech Services, Inc. is registering an aggregate of 520,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us. Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 6.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See “Plan of Distribution” beginning on page 10)	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Total	520,000	$26,000.00	$0.00	$26,000.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Computer Tech Services, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is February 21, 2006

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

Computer Tech Services, Inc. (“Computer Tech Services” or the “Company”) was incorporated in the State of Nevada on August 16, 2005. We are a development stage company that plans to offer web site design and development services, as well as Internet marketing consulting services. We do not have any customers at this time.

We are a development stage company that has not commenced our planned principal operations and has no significant assets. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company;
2.	Obtaining capital through sales of our common stock; and
3.	Registering the domain name www.ComTechServ.com.

We are attempting to build Computer Tech Services to become fully operational. In order to generate revenues, during the fiscal year 2006, we must:

1.

Establish a website –We believe that using the Internet for marketing our brand and business concept is an integral tool to generate awareness of our company. As a web design and development company, our proficiency and expertise will be evaluated on the basis of our Internet presence. We registered the domain name www.ComTechServ.com, where we expect to establish our website. We expect to begin construction of and publish a functional site by the end of the first quarter of 2006.

2.

Develop and implement a marketing plan. Once we establish our presence on the Internet, we intend to devote our efforts to developing and implementing a plan to market our services to businesses. In order to promote our company and attract customers, we plan to advertise via the Internet in the form of banner ads, link sharing programs and search engine placements. We expect to formalize and implement a marketing scheme during the second quarter of 2006.

3.

Foster personal relationships. Although a significant majority of our marketing and advertising efforts will be Internet-based, we believe we must promote our company on a more personal level. Our sole officer and director believes that personal relationships is a cost-effective way to generate awareness of our company and the services we provide. The initial focus will be on building associations with small business owners. We have not yet initiated any personal contacts. We expect to begin our “grass-roots” efforts once we are able to establish our website.

Since our inception on August 16, 2005 to December 31, 2005, we have not generated any revenues and have incurred a net loss of $13,560. It is hoped that we will begin to generate revenues within the next 12 months, of which there can be no guarantee. We believe that the $26,000 in funds received from a unregistered sales of our common equity are sufficient to finance our efforts to become fully operational and carry us through the next at least 12 months. The capital raised in this offering has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that sales revenues will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

We currently have one officer and director, who also acts as our sole employee. This individual works for us on a part-time basis.

As of the date of this prospectus, Computer Tech Services has 12,020,000 shares of $0.001 par value common stock issued and outstanding.

Computer Tech Services’ administrative office is located at 16110 East Fairview Street, Gilbert, Arizona 85297, telephone (480) 459-9540.

Computer Tech Services’ fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders. We are offering no shares. The selling stockholders are offering 520,000 shares, or 4.33%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association. The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders. None of the proceeds will be available to Computer Tech Services, Inc.

Computer Tech Services, Inc.’s Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Computer Tech Services, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney’s fees and related charges in connection with the offer and sale of the shares. The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Computer Tech Services. This summary financial data should be read in conjunction with “Management’s Discussion and Plan of Operations” as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

December 31,
2005
Assets
Cash and equivalents	$24,040
Total current assets	24,040
$24,040

Liabilities and Stockholders’ Equity
Current liabilities	—
Total current liabilities	$—

Stockholders’ equity:
Common stock	12,020
Additional paid-in capital	25,580

Deficit accumulated during development stage	(13,560)
Total stockholders’ Equity	24,040
Total Liabilities And Stockholders’ Equity	$24,040

Statements of Operations Data

	For the Period
	August 16, 2005	Cumulative Totals
	(Inception)	August 16, 2005
	Through	(Inception)
	December 31, 2005	through December 31, 2005

Revenue	$—	$—

Operating Expenses
General and administrative expenses	13,560	13,560
Total Operating Expenses	13,560	13,560

Net Loss	$(13,560)	$(13,560)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our sole officer and director works for us on a part-time basis and has no experience managing a public company. As a result, we may be unable to sell the shares in this offering, develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Jay Giacopuzzi, our sole officer, director and employee. Mr. Giacopuzzi has no experience related to public company management, nor as a principal accounting officer. Because of this, Mr. Giacopuzzi may be unable to develop our business and manage our public reporting requirements. We cannot guarantee you that we will overcome any such obstacle.

Investors may lose their entire investment if we fail to implement our business plan.

Computer Tech Services, Inc. was formed in August 2005. We have no demonstrable operations record, on which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. Computer Tech Services cannot guarantee that we will be successful in accomplishing our objectives. To date, we have not generated any revenues and may incur losses in the foreseeable future. If we fail to implement and create a base of operations for our website development business, we may be forced to cease operations, in which case investors may lose their entire investment.

Our independent auditors have qualified their report to express substantial doubt about our company’s ability to continue as a going concern.

Computer Tech Services, Inc. has yet to commence its planned operations. As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’

report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

Investors will have limited control over decision-making because principal stockholder, officer and director of Computer Tech Services controls the majority of our issued and outstanding common stock.

The sole director and executive officer beneficially owns approximately 95.67% of the outstanding common stock. As a result, this one stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.

Computer Tech Services may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources. To date, we have funded our operations from the sale of equity securities and have not generated cash from our operations. Although we believe we have enough capital to commence and continue our operations for the next approximately 12 months, unless we begin to generate sufficient revenues from contracting with businesses to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, Computer Tech Services may fail to implement its business model profitably.

The website developer market is highly fragmented and extremely competitive. There are numerous competitors offering similar services. We will encounter competition from other website development companies, graphic designers, Internet Service Providers and do-it-yourself software users. There are currently approximately 154 website design and development firms serving the metropolitan Phoenix, Arizona area. However, due to the world wide reach of the Internet, the need for physical proximity to a website designer is unnecessary and customers have the ability to choose from providers scattered across the globe. As a result, we cannot estimate the number of industry participants we expect to compete with on a global scale.

The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing solutions developed by us and our competitors, customer service and support, sales and marketing efforts and the ease of use, performance, price and reliability of our solutions.

Many of our existing and potential competitors have longer operating histories in the Internet market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products and services than we can. Such competitors are able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners and commerce companies.

Our ability to conduct operations will be impaired if we experience computer hardware failures or interruption in Internet service.

The performance of our computer hardware and our ability to access the Internet is critical to our business and ability to attract customers. Our hardware is vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering. Our operations are dependent upon our ability to protect our computer systems against damage from fire, power loss, telecommunications failures, vandalism and other malicious acts and similar unexpected adverse events. The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, result of operations and financial condition. Any system failure that causes an interruption in Internet service or a decrease in responsiveness of computer systems could result in delayed work assignments and, if sustained or repeated, could impair or prevent us from conducting our operations effectively.

If we are unable to keep pace with the ongoing rapid changes in technology, our services will not be attractive to potential customers.

The market for website services in which we compete is characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements and enhancements and changing customer demands. Accordingly, our success depends on our ability to adapt to rapidly changing technologies and industry standards and our ability to develop websites that meet potential customers’ need for speed, performance, features, ease of use and reliability. Any failure to rapidly adapt in a changing environment would have a material adverse effect on our business, result of operations and financial condition. We expect to strive to incorporate new technology for the benefit of our customers, visitors and commerce partners. Introducing new technology into our systems will involve numerous technical challenges, substantial amounts of personnel resources and often times may take many months to complete. There can be no assurance that we will be successful in integrating such technology into our service offerings on a timely basis or that, once integrated, such technology will function as expected.

Computer Tech Services may lose its top management without employment agreements.

The operations of Computer Tech Services, Inc. depend substantially on the skills and experience of Jay Giacopuzzi, the sole director and officer of the Company. We have no other full- or part-time employees besides Mr. Giacopuzzi. Furthermore, we do not maintain key man life insurance on this individual. Without an employment contract, Computer Tech Services may lose our sole officer and director to other pursuits without a sufficient warning and, consequently, go out of business.

Mr. Giacopuzzi is involved in other business opportunities and may face a conflict in selecting between Computer Tech Services and his other business interests. Namely, Mr. Giacopuzzi is currently employed by Advanced Logic Systems, Inc. In the future, Mr. Giacopuzzi may also become involved in other business opportunities. We have not formulated a policy for the resolution of such conflicts. If we lose Mr. Giacopuzzi to other pursuits without a sufficient warning we may, consequently, go out of business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock. The majority of our issued and outstanding common stock, or 95.67% is currently held by Mr. Jay Giacopuzzi, our sole officer, director and employee. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 12,020,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders. The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, Computer Tech Services, Inc. used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association. The Company has not approached any broker/dealers with regard to assisting the Company to apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering[1]

John Adair	20,000	20,000	0	0.00%
Cynthia Adair	20,000	20,000	0	0.00%
Donald F. Brassil	20,000	20,000	0	0.00%
Chuck Crosby	20,000	20,000	0	0.00%
Kim Crosby	20,000	20,000	0	0.00%
Richard Dawe	20,000	20,000	0	0.00%
Chris Garrett	20,000	20,000	0	0.00%
Linda Garrett	20,000	20,000	0	0.00%
Jake Jacobson	20,000	20,000	0	0.00%
Julie Jacobson	20,000	20,000	0	0.00%
Chris A. Johnson	20,000	20,000	0	0.00%

Jeffory Johnson	20,000	20,000	0	0.00%
Shaun M. Jones	20,000	20,000	0	0.00%
Susan Curry Jones	20,000	20,000	0	0.00%
Patsy L. Kelly	20,000	20,000	0	0.00%
Matthew L. Kelly	20,000	20,000	0	0.00%
Frederick B. Lawrence	20,000	20,000	0	0.00%
Angela C. Lawrence	20,000	20,000	0	0.00%
John W. Lee	20,000	20,000	0	0.00%
Linda D. Lee	20,000	20,000	0	0.00%
Terry G. Lee	20,000	20,000	0	0.00%
Christopher W. Lee	20,000	20,000	0	0.00%
Sharon A. Leslie	20,000	20,000	0	0.00%
Anthony S. Leslie	20,000	20,000	0	0.00%
Ronald J. Shay	20,000	20,000	0	0.00%
Julie A. Shay	20,000	20,000	0	0.00%

Total (26 persons)	520,000	520,000	0	0.00%

In December 2005, we sold 520,000 shares of our common stock to the twenty-six aforementioned shareholders. The shares were issued at a price of $0.05 per share for total cash in the amount of $26,000. The shares bear a restrictive transfer legend. This December 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Computer Tech Services, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.

None of the selling stockholders has been affiliated with Computer Tech Services, Inc. in any capacity in the past three years.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Footnotes:

(1) Assumes the offering of all 520,000 offered in this prospectus.

Plan of Distribution

There is no public market for our common stock. Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop. We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of CTS’ common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond CTS’ control. As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;

2.	On any exchange on which the shares may hereafter be listed;

3.	In negotiated transactions other than on such exchanges;

4.	By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Legal Proceedings

Our sole officer, director and employee has not been convicted in a criminal proceeding, exclusive of traffic violations.

Our sole officer, director and employee has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer, director and employee has not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of Computer Tech Services, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our sole executive officer, who also acts as our only director of Computer Tech Services as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Jay Giacopuzzi (2)	38	President, CEO and Director	August 2005 – 2006

Notes:

1.

Our sole director will hold office until the next annual meeting of the stockholders, which shall be held in August of 2006, and until successors have been elected and qualified. Our sole officer was appointed by our sole director and will hold office until he resigns or is removed from office.

2.

Mr. Jay Giacopuzzi has obligations to entities other than Computer Tech Services. We expect Mr. Giacopuzzi to spend approximately 10-20 hours per week on our business affairs. At the date of this prospectus, Computer Tech Services is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Jay Giacopuzzi, President: Mr. Giacopuzzi has experience with software and hardware computer technologies, coupled with business operations and management experience. He is a computer professional with more than 20 years of experience analyzing businesses, designing, selling and servicing computer solutions. During the past 15 years, from 1990 to the present, Mr. Giacopuzzi has served as a consultant, account executive and technician for Advanced Logic Systems, Inc. His responsibilities include managing all aspects of Advanced Logic Systems’ computer service and solution sales business. Mr. Giacopuzzi manages the staff while developing new business relationships, providing consulting services, executing sales and service contracts profitably, providing hardware and software service and support, as well as designing and developing application software.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Computer Tech Services Inc.’s common stock by all persons known by Computer Tech Services to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to Computer Tech Services’ knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Jay Giacopuzzi, President, Secretary/Treasurer and CEO	11,500,000	95.67%	95.67%

	All Directors and Officers as a group (1 person)	11,500,000	95.67%	95.67%

Notes:

1.	The address for Jay Giacopuzzi is 16110 East Fairview Street, Gilbert, AZ 85297.

2.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.

Assumes the sale of the maximum amount of this offering (520,000 shares of common stock) by Computer Tech Services. The aggregate amount of shares to be issued and outstanding assuming a maximum offering is 12,020,000.

Description of Securities

Computer Tech Services, Inc.’s authorized capital stock consists of 200,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of Computer Tech Services’ common stock:

1.	Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by Computer Tech Services’ Board of Directors;

2.

Are entitled to share ratably in all of Computer Tech Services’ assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Computer Tech Services’ affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

Non-Cumulative Voting

Holders of shares of Computer Tech Services, Inc.’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Computer Tech Services’ directors.

Cash Dividends

As of the date of this prospectus, Computer Tech Services, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of Computer Tech Services’ board of directors and will depend upon Computer Tech Services’ earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the present intention of Computer Tech Services not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in Computer Tech Services’ business operations.

Reports

1.	After this offering, Computer Tech Services, Inc. will furnish its shareholders with audited annual financial reports certified by Computer Tech Services’ independent accountants.
2.

After this offering, Computer Tech Services will file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials Computer Tech Services files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Wendy E. Miller, Esq., Newport Beach, California, who holds no interest in our common stock.

Experts

Michael Pollack, CPA, independent registered public accounting firm, have audited our financial statements at December 31, 2005, as set forth in his report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Michael Pollack, CPA’s report, given on their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Computer Tech Services, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Item 24 “Indemnification of Directors and Officers,” on page 37.

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Computer Tech Services, Inc. was incorporated in Nevada on August 16, 2005. Jay Giacopuzzi serves as the President, Secretary, Treasurer and sole member of the Board of Directors.

Please see “Recent Sales of Unregistered Securities” on page 37 for our capitalization history.

Description of Business

Business Development and Summary

Computer Tech Services, Inc. was incorporated in the State of Nevada on August 16, 2005. Computer Tech Services is a development stage company that plans to provide e-services to business in the Phoenix, Arizona metropolitan area.

Computer Tech Services has yet to commence planned operations. As of the date of this prospectus, Computer Tech Services has had only limited start-up operations and generated no revenues. Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company;
2.	Obtaining capital through sales of our common stock; and
3.	Establishing our presence on the Internet at www.ComTechServ.com.

Computer Tech Services has no intention to engage in a merger or acquisition with an unidentified company.

Computer Tech Services’ administrative office is located at 16110 East Fairview Street, Gilbert, AZ 85297.

Computer Tech Services’ fiscal year end is December 31.

Business of Issuer

Principal Services and Principal Markets

The Internet is an important medium for advertisers due to its interactive nature, global reach and rapidly growing audience. The Internet also allows advertisers and direct marketers to measure the effectiveness and response rates of advertisements and to track the demographic characteristics of Internet users in real time. The interactive nature of the Internet enables marketers to better understand potential customers by providing a two-way channel of communication between marketers and consumers. In addition, the great speed at which communication takes place between marketer and consumer over the Internet provides marketers with the added ability to change messages rapidly and cost-effectively in response to customer interests and behavior. The unique capabilities of online advertising, the growth in online traffic and the favorable demographics of Internet users have led to a significant increase in online advertising.

We plan to become an interactive-services and media company designing, creating and marketing the following core services: interactive web site planning, design and development, as well as Internet marketing and advertising consulting services. The scope of our operations will initially be limited to businesses of all sizes located in the Phoenix, Arizona metropolitan area. We do not have any clients as of the date of this registration statement, of which this prospectus is a part.

Our primary focus is on becoming a web site development company, specializing in planning, designing, creating and marketing cost-effective Internet products, web site maintenance, marketing and advertising, search engine placement services and consulting services. We intend to strive to provide businesses of all sizes with interactive Internet web sites along with marketing and advertising consulting services. Our marketing services are expected to include, without limitation, search engine marketing, banner advertising, news group postings, statistical counters, web site tracking logs, as well as traditional marketing methods. All proposed services will currently be provided by our sole officer and director. In the event additional personnel are required to fulfill contractual obligations, we intend to engage third-party individuals, who will be considered independent contractors, paid on a per project basis and will not receive a salary. We have not yet identified or contracted any individual to perform services on our behalf.

Distribution Methods of the Services

Computer Tech Services will offer its services to any interested customer in its target market located in the Phoenix metropolitan area in the State of Arizona. While we have no methods of distribution in place, we believe that our ability to generate revenues is dependent, in part, upon building awareness of the Computer Tech Services brand. With appropriate networking, advertising and marketing, we believe we will be able to attract and build a base of customers.

Our marketing plan is expected to consist mainly of Internet marketing and direct sales tactics. We are currently in the process of developing a website to generate brand awareness and market our services. We believe that using the Internet for marketing and sales is an important tool to generate brand awareness. We have registered a domain and are in the process of developing a website at www.ComTechServ.com to offer information about our company and the services we plan to provide. We expect to have a functional site published during the first quarter of 2006. We cannot assure you that we will be successful in attracting new customers. If we fail to attract and retain customers, we would be unable to generate revenues to support continuing operations.

Industry Background and Competition

The market for the services we intend to provide is very competitive, highly fragmented and is characterized by pressures to incorporate new capabilities, accelerate job completion schedules and reduce prices. We face competition from a number of sources, including traditional advertising and marketing firms, project-oriented interactive marketing firms and information technology service providers. Many traditional advertising agencies have also started to develop digital media and interactive communications capabilities. In addition, our network consulting capabilities compete directly with systems integrators and professional service groups of computer equipment manufacturers.

There are many businesses offering Internet services, ranging in size from hobbyists to corporations with multiple employees. In the Phoenix, Arizona market, there are approximately 154 yellow page listings for companies providing services significantly similar to those we propose to offer. As these local companies do not publish results of their operations, it is difficult to estimate whether any single company or group of companies dominate the Phoenix, Arizona region.

We are a small, start-up company that has not generated any revenues and lacks a client base. All of our competitors have longer operating histories, longer client relationships and greater financial, management, technological, sales, marketing and other resources than we do. More established firms have greater brand recognition with which to attract clients and tend to generate a greater amount of word-of-mouth referrals. Competition for customers depends to a large extent on clients’ perception of the quality and creativity, as well as the technical proficiency, of our digital interactive marketing services and those of our competitors. To the extent we lose clients to our competitors because of dissatisfaction with our services, or if our reputation is adversely impacted for any other reason, we could lose revenues or clients and our margins could decline, which could seriously harm our operating results and cause the price of our stock to decline. In addition, competitors could introduce services significantly similar to ours, which could lead clients to bypass our services, which would also cause our revenues and margins to decline.

Number of total employees and number of full time employees

Computer Tech Services, Inc. is currently in the development stage. During the development stage, we plan to rely exclusively on the services of Jay Giacopuzzi, our sole officer and director, to set up our business operations. Mr. Giacopuzzi currently works for us on a part-time basis and expects to devote approximately 10-20 hours per week to our business. Mr. Giacopuzzi is prepared to dedicate additional time to our operations, as needed. We believe that our operations are currently on a small scale that is manageable by this individual. There are no other full- or part-time employees.

In the event additional personnel are required to fulfill contractual obligations, we intend to engage third-party individuals, who will be considered independent contractors. These individuals will be paid on a per project basis and will not receive a salary. Additionally, we do not intend to enter into any employment agreements with any contractor;

thus, these persons are not intended to be employees of our company. We have not yet identified or contracted any individual to perform services on our behalf.

Reports to Security Holders

1.	After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, Computer Tech Services will file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials Computer Tech Services files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management’s Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Management’s Discussion

Computer Tech Services, Inc. was incorporated in the State of Nevada on August 16, 2005. Computer Tech Services is a startup and has not yet realized any revenues. Our efforts have focused primarily on the development and implementation of our business plan. No development related expenses have been or will be paid to affiliates of Computer Tech Services.

During the period form Inception to December 31, 2005, we did not generate any revenues, and incurred a net loss of $13,560. The cumulative net loss was attributable solely to professional fees and general and administrative expenses related to the costs of start-up operations.

Since our incorporation, we have raised capital through private sales of our common equity. In August 2005, we issued 11,500,000 shares of our common stock to Jay Giacopuzzi, the sole officer and director, at a price per share of $0.001 in exchange for services performed valued at $10,500. Additionally, in December 2005, we sold an aggregate of 520,000 shares of our common stock to 26 unrelated third parties for cash proceeds of $26,000. We believe that the funds received in the private placement will be sufficient to satisfy our start-up and operating requirements for the next 12 months. The table below sets forth the anticipated use of the private placement funds:

	Amount	Amount	Estimated
	Allocated	Expended	Completion

Computer hardware and software	$ 1,500	$ 0	Use as needed
General working capital	$ 7,500	$ 0	Use as needed
Marketing, advertising and recruitment	$ 8,000	$ 0	Second Quarter 2006
Offering expenses	$ 3,000	$ 0	Use as needed
Office supplies	$ 500	$ 0	Use as needed
SEC reporting expenses	$ 4,500	$ 0	Use as needed
Website development and maintenance	$ 1,000	$ 0	Second Quarter 2006

We have allocated approximately $10,500 towards general business purposes. Of this amount, $3,000 is intended to be used to computer hardware and software, $500 will be used to purchase general office supplies and $7,000 is set aside for general working capital to be used for non-specific uses as expenses or opportunities arise.

In conjunction with this registration statement, we have budgeted $3,000 to cover offering costs such as accounting, legal and professional fees such as Edgar and regulatory expenses. In the event this registration statement is declared effective, we expect to incur approximately $4,500 in expenses related to being a public reporting company. Although, our sole officer and director has no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern. Establishing our presence on the Internet is critical to reaching potential customers. We have reserved the domain name “www.ComTechServ.com,” where we expect to establish our web presence and offer information about our company. Once the website is enabled as a sales channel, it will be expected to serve as our primary method of generating sales. Our sole officer and director plans to design our site at no charge to us; thus, the $1,000 allocated to the development and maintenance of our website is expected to be sufficient for the next 12 months. We expect to continuously upgrade and refine the site as we deem necessary and as our funds permit.

Once we establish our presence on the Internet, we expect to develop and implement a marketing and advertising plan. We have allocated $8,000 of the proceeds raised in the private placement to finance our marketing activities. We currently have no marketing or sales initiatives or arrangements in development or effect. Any potential marketing strategy will revolve significantly around our website. It is our desire to have a functional site published and on-line by the end of the first quarter of 2006. We plan to use the Internet for marketing and sales by advertising our website, and resultantly our services, through the following two methods:

1.

Banner Advertisements: We expect to place banner advertisements and/or links to our web site on the sites of others. Some web sites may charge us a fee to place our advertisements in highly visible areas. Other sites may agree to an affiliate relationship, where we would be allowed to place an ad on their site in exchange for placement of their advertisement on our site. We do not plan to enter into any affiliate relationships that would require us to pay a fee in addition to exchanging advertisements or links. As of the date of this prospectus, we have not begun to place banner advertisements or links on our website, nor have we entered into any affiliate relationships.

2.

Search Engine Placement: In addition to banners and links, we expect to pursue search engine placement. For a fee, we will be able to submit our web site and various terms to describe our site with web portals such as Yahoo! or Google. We have not yet contacted any company regarding search engine placement because we have not yet established our web site.

Although a significant majority of our marketing and advertising efforts will be Internet-based, we believe we must promote our company on a more personal level. Our sole officer and director believes that personal relationships is a cost-effective way to generate awareness of our company and the services we provide. The initial focus will be on building associations with small business owners. We have not yet initiated any personal contacts. We expect to begin our “grass-roots” efforts once we are able to establish our website.

Our sole officer and director believes that our cash on hand as of December 31, 2005 in the amount of $24,040 is sufficient to maintain our current level of operations for the next approximately 12 months. Generating sales in the next 12 months is imperative for us to continue as a going concern. However, we cannot guarantee that we will generate any revenues. If we do not generate sufficient revenues to meet our expenses over the next 12 months, we may need to raise additional capital by issuing equity or debt securities in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our sole officer and director appear sufficient at this time. Our sole officer and director works for us on a part-time basis, and is prepared to devote additional time, as necessary. We do not expect to hire any additional employees over the next 12 months. In the event additional personnel are required to fulfill contractual obligations, we intend to engage third-party individuals, who will be considered independent contractors. We have not yet identified or contracted any individual to perform services on our behalf.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change.

Mr. Giacopuzzi, our sole officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company. Mr. Giacopuzzi believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders. Thus, Mr. Giacopuzzi raised capital in the private placement offering completed in December 2005 with the intention of Computer Tech Services becoming a public reporting company. Our private investors held no influence on the decision to become a public company.

In addition, Mr. Giacopuzzi believes that a benefit of being a public company is the access to capital markets. We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Description of Property

Computer Tech Services, Inc. uses office space at 16110 East Fairview Street, Gilbert, Arizona 85297. Mr. Jay Giacopuzzi, the sole director and shareholder, is providing the office space, located at Mr. Giacopuzzi’s primary residence, at no charge to Computer Tech Services. We believe that this arrangement is suitable given that our current operations are primarily administrative. We also believe that we will not need to lease additional administrative offices for at least the next 12 months. There currently have no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

In August 2005, Computer Tech Services, Inc. issued 11,500,000 shares of $0.001 par value common stock to Jay Giacopuzzi, the sole officer and director, in exchange for services performed valued at $11,500.

Computer Tech Services uses office space and services provided without charge by Jay Giacopuzzi, the sole director and shareholder.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this prospectus,

1.	There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Computer Tech Services;

2.

There are currently 11,500,000 shares of our common stock held by our sole officer, director and employee that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.	In the future, all 11,500,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.

4.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Computer Tech Services, Inc. has approximately 12,020,000 shares of $0.001 par value common stock issued and outstanding held by 27 shareholders of record. Computer Tech Services’ Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

Computer Tech Services, Inc. has never declared or paid any cash dividends on its common stock. For the foreseeable future, Computer Tech Services intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including Computer Tech Services’ financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Jay Giacopuzzi	2006	0	0	0	0	0	0	0
President	2005	0	0	0	11,500	0	0	0

Directors’ Compensation

Our director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses. We have no formal or informal arrangements or agreements to compensate our director for services he provides as a director of our company.

Employment Contracts And Officers’ Compensation

Since our incorporation, we have not paid any compensation to our sole officer, director and employee. We do not have employment agreements. Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as we are cash flow positive.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Financial Statements

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2005

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

Page(s)

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Balance Sheet at December 31, 2005	2

Statement of Operations for the period August 16, 2005
(Inception) through December 31, 2005 with Cumulative
Totals Since Inception	3

Statement of Changes in Stockholders’ Equity
for the Period August 16, 2005 (Inception) through
December 31, 2005	4

Statements of Cash Flows for the Period August 16, 2005
(Inception) through December 31, 2005 with Cumulative
Totals Since Inception	5

Notes to the Financial Statements	6-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Computer Tech Services, Inc.

Gilbert, Arizona

I have audited the accompanying balance sheet of Computer Tech Services, Inc. as of December 31, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the period August 16, 2005 (Inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that the audit provides a reasonable basis for my opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has just begun operations, and is currently developing their business. They have incurred losses in their initial month of operations, and will be looking to raise capital over the next year to assist in funding their operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regards to these matters are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computer Tech Services, Inc. as of December 31, 2005, and the changes in its operations, changes in stockholders’ equity and cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.

Michael Pollack CPA

Michael Pollack CPA

Cherry Hill, New Jersey

January 23, 2006

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2005

ASSETS

CURRENT ASSETS
Cash	$24,040
Total current assets	24,040

TOTAL ASSETS	$24,040

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$—
Total current liabilities	—

TOTAL LIABILITIES	—

STOCKHOLDERS’ (DEFICIT)
Common stock, $.001 par value; 200,000,000 shares
authorized, 12,020,000 shares issued and outstanding	12,020
Additional paid-in capital	25,580
Deficit accumulated during the development stage	(13,560)
Total stockholders’ (deficit)	24,040

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$24,040

The accompanying notes are an integral part of these financial statements.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE PERIOD AUGUST 16, 2005 (INCEPTION) THROUGH DECEMBER 31, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		AUGUST 16, 2005
		(INCEPTION)
		THROUGH
		DECEMBER 31, 2005

REVENUE	$—	$—

COST OF GOODS SOLD	—	—

GROSS PROFIT	—	—

OPERATING EXPENSES
Selling, general and administrative	13,560	13,560

Total operating expenses	13,560	13,560

NET LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(13,560)	(13,560)

Provision for income taxes	—	—

NET (LOSS) APPLICABLE TO COMMON SHARES	$(13,560)	$(13,560)

NET (LOSS) PER BASIC AND DILUTED SHARES	($0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUSTANDING	11,631,449

The accompanying notes are an integral part of these financial statements.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT)

FOR THE PERIOD AUGUST 16, 2005 (INCEPTION) TO DECEMBER 31, 2005

				Deficit
				Accumulated
				During the
	Common Stock		Additional	Development
Description	Shares	Amount	Paid-in Capital	Stage	Total

Balance, August 16, 2005	—	$—	$—	$—	$—

Issuance of common stock to founder
for services rendered	11,500,000	11,500	—	—	11,500

Shares issued for cash	520,000	520	25,480		26,000

Contribution of capital by founder	—	—	100	—	100

Net loss for the period	—	—	—	(13,560)	(13,560)

Balance, December 31, 2005	12,020,000	$12,020	$25,580	$(13,560)	$(24,040)

The accompanying notes are an integral part of these financial statements.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOW

FOR THE PERIOD AUGUST 16, 2005 (INCEPTION) TO DECEMBER 31, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		CUMULATIVE TOTALS
		AUGUST 16, 2005
		(INCEPTION)
		THROUGH
		DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(13,560)	$(11,500)

Adjustments to reconcile net (loss)
to net cash used in operating activities:

Common stock issued for services	11,500	11,500

Total adjustments	11,500	11,500

Net cash (used in) operating activities	(2,060)	—

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from common stock issuances	26,000	26,000
Contribution of capital	100	100
Net cash provided by financing activities	26,100	26,100

NET INCREASE IN CASH AND CASH EQUIVALENTS	24,040	26,100

CASH AND EQUIVALENTS - BEGINNING OF PERIOD	—	—

CASH AND EQUIVALENTS - END OF PERIOD	$24,040	$26,100

SUPPLEMENTAL INFORMATION ON NONCASH ACTIVITY

Common stock issued for services	$11,500	$11,500

The accompanying notes are an integral part of these financial statements.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - NATURE OF BUSINESS

Computer Tech Services, Inc. (the “Company”) is a start-up company offering web-related services to small businesses in the Phoenix metropolitan area. Services the Company offer include website development and design, hosting, maintenance, marketing and analysis.

The Company will target their services to small business owners.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their services to the market, and the raising of capital.

Company Year - End

The Company has a December 31 year-end.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company’s financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

Fair Value of Financial Instruments

The Company’s financial instruments are all carried at amounts that approximate their estimated fair value as of December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

Advertising Costs

Advertising and promotions costs are expensed as incurred. The Company has not incurred such expenses since inception.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock

Basic net (loss) per common share (“EPS”) is computed using the weighted average number of common shares outstanding for the period. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

December 31,
2005

Net (loss)	$(13,560)

Weighted-average common shares
outstanding
Basic	11,631,449
Effect of dilutive securities-
stock options	—
Diluted	11,631,449

Basic net earnings (loss) per share	$(0.00)

Diluted net earnings (loss) per share	$(0.00)

There were no options or warrants to purchase shares of common stock at December 31, 2005.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees and common stock issuances are less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

December 31,
2005

Net income (loss), as reported	$(13,560)
Add: Stock-based employee compensation expense
included in reported net income (loss), net of related
tax effects	—
Less: Total stock-based employee
compensation expense determined
under fair value-based method for all
awards, net of related tax effects	—

Pro forma net income (loss)	$(13,560)

Basic and diluted income (loss) per share:
As reported	$—

Pro forma	$—

Recent Issued Accounting Standards

On December 16, 2004, FASB published SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for issuers beginning as of the next fiscal year after December 15, 2005. Accordingly, the Company will implement the revised standard in the fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions Accounting Principles Board (“APB”) 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company’s consolidated results of operations in the first quarter of fiscal year 2006 and thereafter.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 3 - STOCKHOLDERS’ EQUITY

On August 16, 2005 the Company was formed with one class of common stock, par value $.001 in the State of Nevada. The Company authorized 200,000,000 shares of common stock.

On August 19, 2005, the Company issued 11,500,000 shares of stock to its founder for services rendered valued at $11,500.

On August 22, 2005, an officer of the Company contributed $100 to open a bank account to commence operations.

On December 21, 2005, the Company issued 520,000 shares of common stock for cash ($26,000) at a value of $.05 per share.

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the period August 16, 2005 (Inception) through December 31, 2005. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s product development efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

COMPUTER TECH SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2005

NOTE 5 - PROVISION FOR INCOME TAXES (CONTINUED)

At December 31, 2005, deferred tax assets consist of the following:

Deferred tax assets	$4,610
Less: valuation allowance	(4,610)
$-0-

At December 31, 2005, the Company had accumulated deficits during the development stage of $13,560 available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the period ended December 31, 2005 is summarized as follows:

December 31, 2005
Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Computer Tech Services’ Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. Computer Tech Services indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Computer Tech Services’ request as one of its officers or directors. Computer Tech Services may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of Computer Tech Services’ directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Computer Tech Services’ best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. Computer Tech Services has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

EDGAR Conversion Fees	$500
Accounting and Legal Fees	2,500
Total	$3,000

Recent Sales of Unregistered Securities.

In August 2005, we issued 11,500,000 shares of our common stock to Jay Giacopuzzi, our founding shareholder and the sole officer and director. This sale of stock did not involve any public offering, general advertising or solicitation. The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $11,500. Mr. Giacopuzzi received compensation in the form of common stock for performing services related to the formation and organization of our Company, including, but not limited to, designing and implementing a business plan and providing administrative office space for use by the Company; thus, these shares are considered to have been provided as founder’s shares. Additionally, the services are considered to have been donated, and have resultantly been expensed and recorded as a contribution to capital. At the time of the issuances, Mr. Giacopuzzi had fair access to and was in possession of all available material information about our company, as his is the sole officer and director of Computer Tech Services, Inc. The shares bear a restrictive transfer legend. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In December 2005, we sold 520,000 shares of our common stock to twenty-six unrelated shareholders. The shares were issued at a price of $0.05 per share for total cash in the amount of $26,000. The shares bear a restrictive transfer legend. This December 2005 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Computer Tech Services, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation of Computer Tech Services, Inc. filed on August 16, 2005
b) Bylaws of Computer Tech Services, Inc. adopted on August 19, 2005

5.	Opinion on Legality
Attorney Opinion Letter

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Auditor

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Arizona on February 21, 2006.

COMPUTER TECH SERVICES, INC.

(Registrant)

By: /s/ Jay Giacopuzzi, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Jay Giacopuzzi	President, CEO and Director	February 21, 2006
Jay Giacopuzzi

/s/ Jay Giacopuzzi	Chief Financial Officer	February 21, 2006
Jay Giacopuzzi

/s/ Jay Giacopuzzi	Chief Accounting Officer	February 21, 2006
Jay Giacopuzzi